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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 16, 1996
                                                  ----------------

                           NORD RESOURCES CORPORATION
 -------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

     Delaware                       0-6202-2                     85-0212139
-----------------             -------------------           -------------------
  (State of other              (Commission File              (IRS Employer
   jurisdiction of                 Number)                   Identification
   incorporation)                                            Number)


                          8150 Washington Village Drive
                                  Dayton, Ohio                        45458
                    ----------------------------------------         --------
                    (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code       (513) 433-6307
                                                       -------------------


                                       N/A
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.   OTHER EVENTS

     On October 16, 1996, the Corporation entered into a Stock Purchase and Sale Agreement ("Agreement") with MIL (Investments) S.A. ("MIL") pursuant to which the Corporation agreed to issue to MIL an additional 2,000,000 shares ("Purchase Shares") of the Corporation's Common Stock for a purchase price of $10,000,000 ($5.00 per share). The closing of the transaction is subject to stockholder approval, compliance with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and requires that there not be any material adverse change in the financial condition, operations, assets or continued corporate viability of the Corporation and its subsidiaries or affiliates, taken as a whole, prior to the Closing Date. MIL presently owns 4,000,000 shares of the Corporation's Common Stock of which 3,160,000 shares were acquired on April 15, 1996 in a private placement and 840,000 shares were acquired on June 4, 1996 through a loan conversion, which was approved by the
stockholders.   Stockholder approval of the sale of the shares to MIL is
required under Rule 312.03(b) of the New York Stock Exchange Listed Company Manual, since MIL is a substantial shareholder of the Corporation as set forth in such Rule. The transaction is a private placement under Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1993 ("1933 Act"). Stockholders do not have pre-emptive rights with respect to the shares of Common Stock.

     If the sale is approved, existing stockholders would incur a dilution in their interest in the Corporation of approximately 7.3% and MIL would own, in the aggregate, 6,000,000 shares of Common Stock representing approximately 27.5% of the issued and outstanding shares of Common Stock. MIL is not restricted in any way from acquiring more shares of Common Stock or from disposing of shares of Common Stock, except for compliance with relevant securities laws.

     Under the Agreement, the Corporation granted MIL the right to demand registration under the 1933 Act of the Purchase Shares. MIL was also granted "piggy-back " registration rights. These rights are identical to the rights granted to MIL under its prior agreements with the Corporation except that MIL would now have the right to two separate registration statements rather than only one. Neither the Agreement nor any of the rights, obligations and claims thereunder may be assigned by MIL, except that upon prior notice to the Corporation, MIL may assign the Agreement and/or any rights, obligations or claims thereunder to Jean-Raymond Boulle or to any entity controlled by Jean-Raymond Boulle, provided that Jean-Raymond Boulle thereafter continues to remain in control of such entity (the terms "controlled" and "control" having the meaning ascribed to them in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

     Under its prior agreements with the Corporation, MIL has the right to designate three nominees to the Board and is obligated to vote its shares for the remaining five nominees designated by the Board (excluding the members designated by MIL) through and including the annual meeting to be held in the year 2000 provided, however, that if MIL and its affiliates own in excess of 50% of the then issued and outstanding shares of Common Stock of the Corporation, MIL will be entitled to vote all of its shares of Common Stock without any regard to any restrictions


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contained in those agreements.  Those provisions have not been modified in  any manner by the Agreement, except that management agreed to recommend to the Board and the Board has approved (i) a reduction in the number of directors from eight to seven with MIL retaining the right to designate three nominees and (ii) that the time period during which MIL is obligated to vote for the Board's designees be changed to expire after the annual meeting to be held in the year 1999, rather than the year 2000, effective upon the closing of the purchase and sale of the voting Common Stock of Nord pursuant to the Agreement. The designees of MIL on the Board did not participate in the Board vote approving the sale of the additional 2,000,000 shares to MIL.

     Nord Pacific Limited ("NPL"), of which the Corporation currently owns approximately 35.3% of the issued and outstanding shares, has filed a preliminary proxy statement with the SEC which states that it intends to make a public offering in Canada of up to 4,000,000 shares of its common stock. The Corporation intends to use approximately $5,000,000 of the proceeds from the sale to MIL to acquire approximately an additional 700,000 shares of NPL's common stock, so that the Corporation may retain an approximate 30% interest in NPL. The balance of the $10,000,000 paid by MIL would be used for working capital.

     The Agreement may be terminated by either MIL or Nord if the purchase by MIL shall not have occurred on or prior to January 15, 1997. Nord has agreed to use its best efforts to take all actions necessary to hold a special meeting of its stockholders on or about November 20, 1996, or the earliest possible date thereafter which provides sufficient time between proxy mailing and the meeting date ("Meeting Date,") and to use its best efforts to obtain stockholder approval of the Agreement at such meeting or any adjournment thereof.

     During the period from October 16, 1996 and continuing until the Meeting Date or any adjournment or postponement thereof, Nord has agreed not to (i) offer, sell, contract to sell or otherwise issue or dispose of any shares of Nord Common Stock or any other securities of Nord, and any other securities that are convertible into or exchangeable for or that represent the right to receive shares of Nord Common Stock or any other securities of Nord, or (ii) to announce or effect any stock split, stock dividend, stock combination, reverse stock split, stock reclassification or reorganization with respect to shares of Nord Common Stock or any other security of Nord.

     Nord has agreed to indemnify and hold MIL harmless against any losses incurred or sustained by MIL which arise out of or result from a breach of any representation, warranty or covenant of Nord contained in the Agreement; and MIL has agreed to indemnify and hold Nord harmless against any losses incurred or sustained by Nord which arise out of or result from a breach of any representation, warranty or covenant of MIL contained in the Agreement.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)     Exhibits required to be filed by Item 6.01 of Regulation S-K.


          Item No.                 Description
          --------                 -----------

            10.1 Stock Purchase and Sale Agreement between Nord Resources Corporation and MIL (Investments) S.A., dated October 16, 1996.

            99.1 Press Release of Nord Resources Corporation dated October 16, 1996



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORD RESOURCES CORPORATION
                                        ---------------------------------
                                                  (Registrant)


Date:  October 22, 1996                  s/ Karl A. Frydryk
                                        ---------------------------------
                                        Karl A. Frydryk, Secretary



                                  EXHIBIT INDEX

                                                       Sequentially
Item No.            Description                        Numbered Page
--------            -----------                        -------------

10.1                Stock Purchase and Sale
                    Agreement between Nord
                    Resources Corporation and
                    MIL (Investments) S.A., dated
                    October 16, 1996.


99.1                Press Release of Nord Resources
                    Corporation dated October 16, 1996.


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